Exhibit 99.1

Juhl Wind, Inc. Announces Assignment of New CUSIP Number

Update Requires Mandatory Share Certificate Exchange for Those in Possession of Certificates

Woodstock, MN – January 5, 2012 – Juhl Wind Inc. (OTCBB: JUHL, the “Company”), the Leader in Community Wind Power, announced today that effective as of the opening of business on January 13, 2012, the Company will require the mandatory exchange of all existing common stock certificates issued with or under CUSIP number 48131M102 for new stock certificates with the new CUSIP number 48131M201.  This exchange is to resolve certain issues affecting the settlement of trades in its common stock.

Persons who currently hold their shares in brokerage accounts or “street name” are not required to take any further actions to affect the exchange of their common stock certificates, unless otherwise instructed by your broker.

To complete this mandatory exchange, shareholders in physical possession of their Juhl Wind, Inc. stock certificate(s) must surrender their old stock certificate(s) to the Company’s transfer agent, Empire Stock Transfer, Inc., 1859 Whitney Mesa Drive, Henderson, NV 89014, Tel: (702) 818-5898, Fax: (702) 974-1444.  Upon receipt of the old certificate, the transfer agent will issue to holders a new certificate with the same registration and number of shares but with the updated CUSIP number.   Stockholders will not receive new stock certificates until they have turned in their old stock certificates to the transfer agent.  Juhl Wind, Inc. will cover the fee for issuing the new certificates.

As a result of the stock certificate exchange, all trades in the Company’s common stock made after the close of business on January 12, 2012, can be delivered only with stock evidenced by certificates with new CUSIP number 48131M201, as the old CUSIP number will cease to be eligible for trading.  The Company’s common stock will continue to be quoted on the Over-the-Counter Bulletin Board (OTCBB) under “JUHL”.

All common shareholders of record as of today are being mailed correspondence regarding the mandatory certificate exchange to the address of record for such shareholder on file with the Transfer Agent.

For further details, please refer to the Correspondence to Shareholders Letter, a copy of which is available within the Investor Info section of our website at www.juhlwind.com or call (888) 438-5845.

About Juhl Wind, Inc.
Juhl Wind is an established leader in Community Based Wind Power development and management, focused on wind farm projects throughout the United States and Canada.  Juhl Wind pioneered community-based wind farms, developing the currently accepted financial, operational and legal structure providing local ownership of medium-to-large scale wind farms.  To date, the Company has completed 21 wind farm projects and provides operations management and oversight across the portfolio. Juhl Wind services every aspect of wind farm development from full development and ownership, general consultation, construction management and system operations and maintenance.  With its consolidation of the Valley View, Winona County and Woodstock Hills wind farms, the Company has now invested in and operates 21.7 MWs of wind power.  Through its Next Generation Power Systems subsidiary ("NextGen'), Juhl Wind also provides full sales and service to smaller, on-site wind and solar projects in addition to our larger Community Wind Farms.  Juhl Wind is based in Woodstock, Minnesota and is traded on the OTCBB under the symbol JUHL.  Additional information is available at the Company's website at www.juhlwind.com or by calling 877-584-5946 (or 877-JUHLWIN).

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For more information, contact

Juhl Wind Investor Relations
Jody Janson
Phone: (888) 438-JUHL (or 888-438-5845)
Email: jody@istockdaily.com

FORWARD LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Juhl Wind's current expectations about its future results, performance, prospects and opportunities. Juhl Wind has tried to identify these forward-looking statements by using words and phrases such as "may," "will," "expects," "anticipates," "believes," "intends," "estimates," "plan," "should," "typical," "preliminary," "hope," or similar expressions. These forward-looking statements are based on information currently available to Juhl Wind and are subject to a number of risks, uncertainties and other factors that could cause Juhl Wind's actual results, performance, prospects or opportunities in the remainder of 2011 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements and specifically those statements referring to any specific projects, prospective acquisitions and wind farm assets mentioned herein.  New projects are subject to large, third party risks that may not be in control of Juhl Wind including the timing of funding and actual construction.  While new wind farms noted from time to time are large-scale construction projects, Juhl Wind may not be the primary contractor for the provision of certain services, as it is in certain of its other projects.  These risks are referenced in Juhl Wind's current 8K or as may be described from time to time in Juhl Wind's subsequent SEC filings; and such factors as incorporated by reference.